Exhibit 10.4

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP
___________________________________
First Amendment
Dated as of July 29, 2020
to the
Note Purchase Agreement
Dated as of November 10, 2017
___________________________________
Re: $250,000,000 4.19% Senior Notes due December 15, 2027

First Amendment to the Note Purchase Agreement
This First Amendment dated as of July 29, 2020 (the or this “First Amendment”) to the Note Purchase Agreement dated as of November 10, 2017 is between Retail Opportunity Investments Partnership, LP, a Delaware limited partnership (the “Company”), Retail Opportunity Investments Corp., a Maryland corporation (the “Parent Guarantor”) and each of the institutions which is a signatory to this First Amendment (collectively, the “Noteholders”).
Recitals:
        A. The Company, the Parent Guarantor and each of the Purchasers listed on the Purchaser Schedule to the Note Purchase Agreement (defined below) have heretofore entered into the Note Purchase Agreement dated as of November 10, 2017 (the “Note Purchase Agreement”). The Company has heretofore issued $250,000,000 aggregate principal amount of its 4.19% Senior Notes due December 15, 2027 (the “Notes”) pursuant to the Note Purchase Agreement. The Noteholders constitute the Required Holders as defined in the Note Purchase Agreement.
        B. The Company, the Parent Guarantor and the Noteholders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth.
        C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require.
        D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.
Now, therefore, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company, the Parent Guarantor and the Noteholders do hereby agree as follows:
Section 1. Amendments.
        Section 1.1. Section 10 of the Note Purchase Agreement is hereby amended to insert a new Section 10.12 to read as follows:
Section 10.12. Minimum Liquidity Amount. At any time during the Waiver Period, neither the Company nor the Parent Guarantor will permit the Liquidity Amount to be less than $150,000,000.
        Section 1.2. The definition of “Unencumbered Asset Pool Value” set forth in Schedule A of the Note Purchase Agreement is hereby amended by amending paragraph (E) set forth therein as follows:
        (E) each UAP Property contributing to the Unencumbered Asset Pool Value shall have a minimum occupancy (leased and tenant current on all payments) of not less than (i) during the Waiver Period, 50% and (ii) thereafter 70% (each called the “Minimum Economic Occupancy”); provided that up to 15% of the aggregate value of the UAP Properties contributing to the Unencumbered Asset Pool Value can be comprised of Real Property Assets acquired in any preceding twelve month period that do not meet the Minimum Economic Occupancy requirement; and
        Section 1.3. Schedule A of the Note Purchase Agreement is hereby amended by inserting the following additional definitions:
“Original Consolidated Unencumbered Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Unsecured Indebtedness as of such date to (b) the Unencumbered Asset Pool Value; provided that the threshold of the Minimum Economic Occupancy in clause (E) thereof shall be 70%.
“Liquidity Amount” means, as of any date of determination, the sum of (a) the aggregate amount of Unrestricted Cash and Cash Equivalents held by the Parent Guarantor or Company on such date, plus (b) the aggregate principal amount that is available for borrowing under any Material Credit Facility; provided that the maturity of such Material Credit Facility is at least one year from such date of determination; minus (c) the aggregate principal amount of Indebtedness outstanding on such date of determination that is payable or required to be paid on or prior to the last day of the Waiver Period, minus (d) the aggregate amount of committed capital expenditures to be made during the Waiver Period, minus (e) the aggregate amount of declared dividends and/or other distributions to be made during the Waiver Period.
“Waiver Period” means each of the fiscal quarters of the Company ended June 30, 2020, September 30, 2020, December 31, 2020 and March 31, 2021.
“Unrestricted Cash and Cash Equivalents” means, as of any date of determination, the sum of the aggregate amount of cash and Cash Equivalents (valued at fair market value) which is Unrestricted. As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, cash trap, reserves, Liens (other Liens permitted under Section 10.5) or claims of any kind in favor of any Person.
Section 2. Representations and Warranties of the Company and the Parent Guarantor.
        Section 2.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Company and the Parent Guarantor jointly and severally represent and warrant to the Noteholders that:
        (a) this First Amendment has been duly authorized, executed and delivered by the Company and the Parent Guarantor and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Parent Guarantor enforceable against each of them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
        (b) the Note Purchase Agreement, as amended by this First Amendment, constitutes the legal, valid and binding obligation, contract and agreement of the Company and the Parent Guarantor enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally;
        (c) the execution, delivery and performance by the Company and the Parent Guarantor of this First Amendment (i) have been duly authorized by all requisite partnership or corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or the Company’s or the Parent Guarantor’s other limited partnership agreement, Parent Guarantor agreement or charter documents, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon the Company or the Parent Guarantor or (3) any provision of any material indenture, agreement or other instrument to which either the Company or the Parent Guarantor is a party or by which their properties or assets are or may be bound, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

        (d) after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing; and
        (e) neither the Company, the Parent Guarantor nor any of their Affiliates has paid or agreed to pay any fees or other consideration, or given any additional security or collateral, or shortened the maturity or average life of any Indebtedness or permanently reduced any borrowing capacity, in each case, in favor of or for the benefit of any creditor of the Company, the Parent Guarantor any Subsidiary or any Affiliate, solely in consideration for the changes contemplated by or similar in nature to the changes in this First Amendment other than the fees contemplated in Section 3.1(d) below and lesser or equivalent fees paid to the holders pursuant to the agreements referenced in Section 3.1(b) below.
Section 3. Conditions to Effectiveness of This First Amendment.
        Section 3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:
        (a) executed counterparts of this First Amendment, duly executed by the Company, the Parent Guarantor and the holders of at least 50% of the outstanding principal of the Notes, shall have been delivered to the holders of Notes;
        (b) the holders of Notes shall have received evidence satisfactory to them that each of the following shall have been amended in form and substance consistent with this First Amendment: (i) the Bank Credit Agreement, (ii) the Term Loan Agreement and (iii) the 2016 Note Purchase Agreement;
        (c) the recitals set forth above and the representations and warranties of the Company and the Parent Guarantor set forth in Section 2 hereof are true and correct on and with respect to the date hereof;
        (d) each Noteholder shall have received from the Company an amendment fee equal to the amount set forth in that certain letter dated July 29, 2020 from the Company to the Noteholders; and
        (e) to the extent invoiced at least one (1) Business Day prior to the date hereof, the fees and expenses of Chapman and Cutler, LLP, counsel to the Noteholders, shall have been paid by the Company, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.
Upon receipt of all of the foregoing, this First Amendment shall become effective.
Section 4. Confirmation of Subsidiary Guaranties.
        Section 4.1. By its execution of this First Amendment, the Parent Guarantor reaffirms its obligations under the Guaranty Agreement dated as of December 15, 2017 (the “Guaranty”) and acknowledges that its Guaranty remains in full force and effect and extends to all obligations of the Company under the Note Purchase Agreement as amended by this First Amendment and as may be further amended, amended and restated, modified or supplemented from time to time.
Section 5. Miscellaneous.
        Section 5.1. This First Amendment shall be construed in connection with and as part of the Note Purchase Agreement, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreement and the Notes are hereby ratified and shall be and remain in full force and effect.
        Section 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreement without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

        Section 5.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
        Section 5.4. This First Amendment shall be governed by and construed in accordance with New York law, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
        Section 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

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If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this First Amendment and return it to the Company, whereupon this Agreement shall become a binding agreement among each of the undersigned.

RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP
		By:	Retail Opportunity Investments GP, LLC, its general partner

		By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

RETAIL OPPORTUNITY INVESTMENTS CORP.

		By:	/s/ Michael B. Haines
Name: Michael B. Haines
Title: Chief Financial Officer

Accepted and Agreed to on the date first written above:

METROPOLITAN LIFE INSURANCE COMPANY
by	MetLife Investment Advisors, LLC, its Investment Manager

METROPOLITAN TOWER LIFE INSURANCE COMPANY
by	MetLife Investment Advisors, LLC, its Investment Manager

By:	/s/ John Wills
Name: John Wills
Title: Authorized Signatory

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
a New York domiciled life insurance company
By:	Nuveen Alternative Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Jeffrey J. Hughes
Name: Jeffrey J. Hughes
Title: Senior Director

TRANSAMERICA LIFE INSURANCE COMPANY
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
Name: Josh Prieskorn
Title: Vice President

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY
By:	AEGON USA Investment Management, LLC, its investment manager

By:	/s/ Josh Prieskorn
Name: Josh Prieskorn
Title: Vice President

MUTUAL OF OMAHA INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Justin P. Kavan
Name: Justin P. Kavan
Title: Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Kevin Liang
Name: Kevin Liang
Title: Senior Director

JACKSON NATIONAL LIFE INSURANCE COMPANY
By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Elena Unger
Name: Elena Unger
Title: Vice President

JACKSON NATIONAL LIFE INSURANCE COMPANY
By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By:	/s/ Elena Unger
Name: Elena Unger
Title: Vice President

GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Nikhil Jain
Name: Nikhil Jain
Title: Investments Officer